Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 23, 2020, Micronet Ltd. (“Micronet”), announced that as a result of the consummation of the special tender offer, or the Tender Offer, in which MICT, Inc. (“MICT”) purchased 5,999,996 shares of Micronet’s ordinary shares, or the Ordinary Shares, in the aggregate amount of New Israeli Shekels (“NIS”)1,800,000 (or U.S. Dollars (“USD”) $515,000) offered in the Tender Offer, and the closing of the public offering, in which MICT purchased 10,334,000 shares of Micronet’s Ordinary Shares in the aggregate amount of NIS 3,100,200 (or $887,000), and as a result, MICT regained voting control of Micronet, owning 53.39% of the outstanding Ordinary Shares of Micronet.

On July 1, 2020, MICT completed its acquisition (the “Acquisition”) of GFH Intermediate Holdings Ltd. (“GFHI”), pursuant to the previously announced Agreement and Plan of Merger entered into on November 7, 2019 by and between MICT, Micronet, GFHI, Global Fintech Holding Ltd. (“GFH”), a British Virgin Islands company and the sole shareholder of GFHI, and MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), as amended and restated on April 15, 2020 (the “Restated Merger Agreement”). As described in the Restated Merger Agreement, upon consummation of the Acquisition, the outstanding share of GFHI was cancelled in exchange for a convertible promissory note in the principal amount of $25,000,000 (the “Consideration Note”) issued to GFH by MICT, which Consideration Note shall be convertible into shares of common stock of MICT at a conversion price of $1.10 per share, subject to stockholder approval.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, combine the financial statements of MICT, Micronet and GFHI, giving effect to the transactions described above, as if they had occurred on January 1, 2019 in respect of the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020, and for the year ended December 31, 2019, and on June 30, 2020 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information and:

●	MICT’s consolidated financial statements as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MICT” contained in its June 30, 2020 Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 14, 2020 and in its December 31, 2019 Form 10-K filed with the SEC on February 19, 2020;

●	Micronet’s consolidated financial statements, as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Micronet” contained elsewhere herein;

●	GFHI’s financial statements, as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GFHI” contained elsewhere herein;

●	the other information contained in or incorporated by reference into this Current Report on Form 8-K.

The consolidated financial statements of Micronet were prepared in accordance with IFRS. The consolidated financial statements of MICT and GFHI were prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information includes adjustments to convert the financial information of Micronet to U.S. GAAP from IFRS, as well as reclassifications to conform each entity’s historical accounting presentation to MICT’s accounting presentation.

In addition, the consolidated financial statements of MICT and GFHI are presented in USD, whereas, the consolidated financial statements of Micronet are presented in NIS. Therefore, the unaudited pro forma condensed combined financial information includes adjustments to convert Micronet’s financial information from NIS to USD.

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The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805 - Business Combinations (“ASC 805”), which requires that one company is designated as the acquirer for accounting purposes. It has been determined that MICT is the accounting acquirer of both Micronet and GFHI. Accordingly, the assets acquired and liabilities assumed of Micronet and GFHI are recorded based on preliminary estimates of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited pro forma condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the transactions described above. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of MICT, Micronet and GFHI and the related notes, as described above. The unaudited pro forma condensed combined financial information has been conformed to MICT’s accounting policies. Further review may identify additional differences between the accounting policies of MICT, Micronet and GFHI. The unaudited pro forma adjustments and the unaudited pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transactions taken place on the dates noted.

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MICT, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2020

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	MICT	Micronet	GFHI	Micronet Tender Offer	Micronet Transaction	GFHI Transaction	Financing Transaction	Preliminary Pro Forma Combined	Subsequent Pro Forma Adjustments	Final Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G		Note H
Assets
Current assets:
Cash and cash equivalents	$9,707	$-	$-	$-	$-	$-	$-	$9,707	$6,649	$16,356
Inventories	1,852	-	-	-	-	-	-	1,852	-	1,852
Trade receivables	305	-	-	-	-	-	-	305	-	305
Other current assets	1,541	-	-	-	-	-	-	1,541	-	1,541
				-					-
Total current assets	13,405	-	-	-	-	-	-	13,405	6,649	20,054

Non-current assets:
Property and equipment	689	-	-	-	-	-	-	689	-	689
Right of use assets	310	-	-	-	-	-	-	310	-	310
Goodwill	2,618	-	-	-	-	19,788	-	22,406	-	22,406
Intangible assets	2,475	-	1,177	-	-	15,393	-	19,045	-	19,045
Restricted cash escrow	477	-	-	-	-	-	-	477	-	477
Long term deposit	26	-	-	-	-	-	-	26	-	26
Total non current assets	6,595	-	1,177	-	-	35,181	-	42,953	-	42,953

Total assets	$20,000	$-	$1,177	$-	$-	$35,181	$-	$56,358	$6,649	$63,007

Liabilities and shareholders’ equity

Current liabilities:
Trade accounts payable	$1,193	$-	$-	$-	$-	$-	$-	$1,193	$-	$1,193
Due to related parties	-	-	4,357	-	-	(4,357)	-	-	-	-
Borrowings - current portion	1,186	-	-	-	-	-	-	1,186	-	1,186
Convertible notes - current portion	8,151	-	-	-	-	-	-	8,151	(8,151)	-
Other current liabilities	1,865	-	-	-	-	-	-	1,865	-	1,865
Total current liabilities	12,395	-	4,357	-	-	(4,357)	-	12,395	(8,151)	4,244

Non current liabilities:
Long-term escrow	477	-	-	-	-	-	-	477	-	477
Accrued severance pay, net	145	-	-	-	-	-	-	145	-	145
Deferred tax liabilities	362	-	-	-	-	-	-	362	-	362
Convertible notes - non-current	-	-	-	-	-	32,050	-	32,050	(32,050)	-
Deferred tax liabilities	-	-	-	-	-	4,308	-	4,308	-	4,308
Lease liabilities - non-current	102	-	-	-	-	-	-	102	-	102
Total non current liabilities	1,086	-	-	-	-	36,358	-	37,444	(32,050)	5,394
Total liabilities	13,481	-	4,357	-	-	32,001	-	49,839	(40,201)	9,638

Shareholders’ equity:
Convertible preferred stock - Series A	3	-	-	-	-	-	-	3	(3)	-
Convertible preferred stock - Series B	2	-	-	-	-	-	-	2	(2)	-
Common stock	11	-	-	-	-	2	-	13	44	57
Additional paid-in capital	22,549	-	-	-	-	2,759	-	25,308	52,056	77,364
Other reserves	-	-	-	-	-	-	-	-	-	-
Accumulated deficit	(18,382)	-	(3,301)	-	-	540	-	(21,143)	(5,245)	(26,388)
Accumulated other comprehensive income	164	-	121	-	-	(121)	-	164	-	164
Noncontrolling interest	2,172	-	-	-	-	-	-	2,172	-	2,172
Total shareholders’ equity (deficiency)	6,519	-	(3,180)	-	-	3,180	-	6,519	46,850	53,369
Total liabilities and shareholders’ equity	$20,000	$-	$1,177	$-	$-	$35,181	$-	$56,358	$6,649	$63,007

See notes to the unaudited pro forma condensed combined financial information

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MICT, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2020

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	MICT	Micronet	GFHI	Micronet Tender Offer	Micronet Transaction	GFHI Transaction	Financing Transaction	Preliminary Pro Forma Combined	Subsequent Pro Forma Adjustments	Final Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G		Note H

Revenue	$-	$1,089	$-	$-	$-	$-	$-	$1,089	$-	$1,089
Cost of revenues	-	(1,603)	-	-	-	-	-	(1,603)	-	(1,603)
General and administrative expenses	(1,438)	(903)	(1,002)	-	(106)	(1,028)	-	(4,477)	-	(4,477)
Sales and marketing espenses	-	(556)	-	-	-	-	-	(556)	-	(556)
Research and development espenses	-	(547)	-	-	-	-	-	(547)	-	(547)
Net operating loss	(1,438)	(2,520)	(1,002)	-	(106)	(1,028)	-	(6,094)	-	(6,094)

Finance (costs) income	157	(51)	-	-	263	-	-	369	-	369
Gain on previously held equity in Micronet	665	-	-	-	(665)	-	-	-	-	-
Other income	-	28	-	-	-	-	-	28	-	28
Share of investment losses	(786)	-	-	-	786	-	-	-	-	-
Net loss before income tax	(1,402)	(2,543)	(1,002)	-	278	(1,028)	-	(5,697)	-	(5,697)
Income tax (provision) benefit	(6)	(1)	-	-	-	381	-	374	-	374
Net loss from continuing operations	$(1,408)	$(2,544)	$(1,002)	$-	$278	$(647)	$-	$(5,323)	$-	$(5,323)

Earnings (loss) per share
from continuing operations
Basic-	$(0.13)									$(0.09)
Diluted-	$(0.13)									$(0.09)

Number of common shares outstanding
Basic-	11,092,144	-	-	-	-	1,950,000	-	13,042,144	44,545,453	57,587,597
Diluted-	11,092,144	-	-	-	-	1,950,000	-	13,042,144	44,545,453	57,587,597

See notes to the unaudited pro forma condensed combined financial information

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MICT, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	MICT	Micronet	GFHI	Micronet Tender Offer	Micronet Transaction	GFHI Transaction	Financing Transaction	Preliminary Pro Forma Combined	Subsequent Pro Forma Adjustments	Final Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G		Note H

Revenue	$477	$8,270	$-	$-	$-	$-	$-	$8,747	$-	$8,747
Cost of revenues	(846)	(6,518)	-	-	-	-	-	(7,364)	-	(7,364)
General and administrative expenses	(3,047)	(1,344)	(2,307)	-	(274)	(2,931)	-	(9,903)	-	(9,903)
Sales and marketing espenses	(198)	(1,082)	-	-	-	-	-	(1,280)	-	(1,280)
Research and development espenses	(255)	(1,354)	-	-	-	-	-	(1,609)	-	(1,609)
Net operating loss	(3,869)	(2,028)	(2,307)	-	(274)	(2,931)	-	(11,409)	-	(11,409)

Finance (costs) income	(388)	(56)	-	-	94	-	-	(350)	-	(350)
Share of results of associates	(795)	-	-	-	795	-	-	-	-	-
Other income	299	12	-	-	(299)	-	-	12	-	12
Net loss before income tax	(4,753)	(2,072)	(2,307)	-	316	(2,931)	-	(11,747)	-	(11,747)
Income tax provision	(17)	(68)	-	-	-	762	-	677	-	677
Net loss from continuing operations	$(4,770)	$(2,140)	$(2,307)	$-	$316	$(2,169)	$-	$(11,070)	$-	$(11,070)

Earnings (loss) per share
from continuing operations
Basic-	$(0.45)									$(0.19)
Diluted-	$(0.45)									$(0.19)

Number of common shares outstanding
Basic-	10,697,329	-	-	-	-	1,875,000	-	12,572,329	44,545,453	57,117,782
Diluted-	10,697,329	-	-	-	-	1,875,000	-	12,572,329	44,545,453	57,117,782

See notes to the unaudited pro forma condensed combined financial information

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MICT Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(USD in 000’s except for share and per share amounts)

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the historical financial statements of MICT, Micronet and GFHI. The unaudited pro forma condensed combined financial information is presented as if the transactions had been completed on January 1, 2019 with respect to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019, and on June 30, 2020 in respect to the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, which requires that one company is designated as the acquirer for accounting purposes. It has been determined that MICT is the accounting acquirer in both transactions. Accordingly, the assets acquired and liabilities assumed of Micronet and GFHI are recorded based on preliminary estimates of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill.

MICT’s consolidated financial information was prepared in accordance with U.S. GAAP and is presented in USD. Any entity historically presented otherwise has been converted for the purpose of this unaudited pro forma condensed consolidated financial information.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transactions. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transactions and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transactions, including potential synergies that may be generated in future periods.

All Monetary Amounts Other Than Share or Per Share Information Are Presented in 000’s Unless Otherwise Indicated

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Pro Forma Adjustments

The following pro forma adjustments give effect to the transactions.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of June 30, 2020

Note A	Derived from the consolidated financial statements of MICT, Inc. as of June 30, 2020, as previously filed with the SEC.

Note B	No adjustments as Micronet has already been consolidated with MICT as of June 30, 2020.

Note C	Derived from the financial statements of GFHI as of June 30, 2020, included elsewhere in this Current Report on Form 8-K.

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Pro Forma Adjustments:

Note D	No adjustments as the Micronet tender offer occurred prior to June 30, 2020.

Note E	No adjustments as the Micronet transaction occurred prior to June 30, 2020.

Note F

On July 1, 2020, MICT completed the acquisition of GFHI, pursuant to the previously announced Agreement and Plan of Merger entered into on November 7, 2019 by and between MICT, Micronet, GFHI, GFH, and Merger Sub, as amended and restated on April 15, 2020 (the “Restated Merger Agreement”). As described in the Restated Merger Agreement, upon consummation of the Acquisition, the outstanding share of GFHI was cancelled in exchange for a convertible promissory note in the principal amount of $25,000 (the “Consideration Note”) issued to GFH by MICT. The Consideration Note is automatically convertible into shares of common stock of MICT at a conversion price of $1.10 per share, subject to stockholder approval. The convertible notes are generally due two years from the date of issuance, but certain notes will be due five years from the date of issuance. For the purposes of the pro forma balance sheet the Company has presented the Consideration Note at fair value. The fair value was calculated using the $1.41 share price as of July 1, 2020.

A pro forma adjustment was made to reflect the fact that MICT did not assume GFHI’s $4,357 of indebtedness to its former parent GFH.

The transaction between GFHI and MICT also resulted in the granting of an aggregate of 1,650,000 ordinary shares of MICT stock, including 1,250,000 shares issued to the transaction advisors and 400,000 ordinary shares issued to the former MICT CEO pursuant to his golden parachute agreement. As of June 30, 2020, the closing price of MICT ordinary shares was $1.47 per share, which resulted in a pro forma adjustment to record $2 of common stock, $2,423 of additional paid in capital, reflected on balance sheet, and $2,425 of stock-based compensation expense (accumulated deficit).

Furthermore, upon closing of the business combination, the Company issued 300,000 shares of common stock to the non-executive directors pursuant to a prior arrangement, including 150,000 shares which vest immediately and another 150,000 shares which vest ratably over a six month period. For pro forma purposes, the Company used the June 30, 2020 closing price of $1.47 to value the common stock and arrived at $221 for the immediately vested shares. Also, upon the closing of the business combination, the Company granted 100,000 options with an exercise price of $1.41 per share to a non-executive director pursuant to a prior arrangement. The options vested immediately and have a ten year contractual life and were valued at $115. The Company has recorded these grants as stock based compensation as of June 30, 2020, with a charge to accumulated deficit and credit to additional paid in capital.

In connection with the consolidation of GFHI, we made pro forma adjustments to eliminate GFHI’s historical equity balances which resulted an increase of $3,301 in accumulated deficit, partially offset by a decrease of $121 of accumulated other comprehensive income.

Management engaged a third-party valuation firm to assist them with the valuation of the intangible assets that are detailed in the schedule below.

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In addition, the following table summarizes the allocation of the preliminary purchase price as of the acquisition date.

Global FinTech Holdings Purchase Price Allocation
(000’s) USD

Total share consideration (1)	32,050
Total Purchase Consideration	$32,050

Less:

Customer database (2)	4,500
Trade name/ trademarks	580
Developed technology	11,490
Deferred tax liability (3)	(4,308)
Fair value of net assets acquired	$12,262

Goodwill value	$19,788

(1)	The purchase consideration represents the fair value of the Convertible Promissory Notes that are convertible into common stock of MICT Inc.

(2)	The Customer database value is based on the cost to recreate, as indicated by Management.

(3)	Represents the income tax effect of the difference between the accounting and income tax bases of the identified intangible assets, using an assumed statutory income tax rate of 26%.

Note G	No adjustments.

Note H

To record the issuance of the remaining $15,000 of convertible notes (the “Investor Notes”) for aggregate gross proceeds of $6,649 ($15,000 – ($8,151 June 30, 2020 carrying value + 200 debt discount)), which convert automatically upon the closing of MICT’s acquisition of GFHI, subject to stockholder approval, at a conversion price of $1.10 per share; par value $0.001 per share. These convertible notes are currently classified as convertible notes – current portion on the pro forma balance sheet, because the shareholders have the ability to redeem the notes for their original investment until shareholder approval is obtained.

To give effect to the automatic conversion of the $25,000 Consideration Note (fair value of $32,050) and the $15,000 of Investor Notes into 22,727,272 and 13,636,363 ordinary shares of MICT common stock, respectively, par value $0.001 per share, upon MICT stockholder approval and amendment of its Certificate of Incorporation to authorize and reserve for a sufficient number of shares of MICT common stock upon conversion of the Consideration Note and the Investor Notes. This transaction resulted in a credit of $36 to common stock and a $47,014 credit to additional paid in capital.

Furthermore, upon conversion of the Investor Notes, the Company has given effect to the recognition of the contingent beneficial conversion feature. For pro forma purposes, the Company has utilized its closing stock price on June 30, 2020 ($1.47) in the calculation of the conversion feature’s intrinsic value. As a result the Company has recognized a $5,045 debit to retained earnings and a corresponding credit to additional paid in capital on the pro forma balance sheet as of June 30, 2020.

Also, in connection with the closing of the acquisition, the 3,181,818 shares of Convertible Preferred Stock – Series A (convertible into 6,363,636 shares of common stock) and 1,818,182 shares of Convertible Preferred Stock – Series B (convertible into 1,818,182 shares of common stock) automatically converted into an aggregate of 8,181,818 ordinary shares of MICT, upon MICT shareholder approval. Given that the par value of MICT’s preferred stock and ordinary shares each have a par value of $0.001, the conversion resulted in reductions of the preferred stock of $3 (Series A) and $2 (Series B), with a corresponding increase of $8 for the common stock and a $3 reduction to additional paid in capital.

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Unaudited Pro Forma Condensed Combined Statement of Operations - For The Six Months Ended June 30, 2020

Note A	Derived from the unaudited interim condensed consolidated financial statements of MICT, Inc. for the period ended June 30, 2020, as previously filed with the SEC.

Note B	Derived from the unaudited interim condensed consolidated financial statements of Micronet for the six months ended June 30, 2020 prepared in accordance with IFRS, and included elsewhere in this Current Report on Form 8-K, adjusted to conform with U.S. GAAP. The average exchange rate used to translate NIS to USD for the three months ended June 30, 2020 was the rate of 0.2855 as set out in the table below.

NIS to USD Translation:

	Micronet	EXCHANGE	Micronet	(a)	Micronet
	IFRS	RATE	(IFRS)	GAAP	(U.S. GAAP)
	(NIS 000)	0.2855	($000)	Adjustments	($000)
Revenue
Revenues	3,815		$1,089	$-	$1,089
Cost of revenues	(5,622)		(1,605)	2	(1,603)
Research and development	(2,209)		(631)	83	(548)
Sales and marketing	(1,948)		(556)	-	(556)
General and administrative	(2,808)		(802)	(102)	(904)
Net operating loss	(8,772)		(2,505)	(17)	(2,522)
			-
Finance costs	(237)		(68)	17	(51)
Other income	99		28	-	28
Loss before income tax	(8,910)		(2,545)	-	(2,545)
Income tax benefit (provision)	(5)		(1)	-	(1)
Net loss from continuing operations	(8,915)		$(2,546)	$-	$(2,546)

a)	The Company recorded U.S. GAAP adjustments, including a decrease in cost of revenues of $2, which was offset by a net decrease of $17 of operating expenses related to depreciation, interest, bad debt and rent expense adjustments, and a $17 reduction of finance costs.

Note C	Derived from the unaudited interim condensed financial statements of GFHI for the six months ended June 30, 2020, which are included elsewhere in this Current Report on Form 8-K.

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Pro Forma Adjustments:

Note D	No adjustments.

Note E

To record $206 of amortization related to internally developed technology of $1,580,000 with a useful life of 5 years, customer relationships of $410,000 with a useful life of 6 years plus tradenames and trademarks of $270,000 with a useful life of 10 years. Also, to eliminate the historical intangible asset amortization of $100.

Additionally, we offset $263 of previously recorded finance costs related to the impact of the impairment of MICT’s loan to Micronet and we offset $786 of MICT’s previously recorded share of Micronet’s operating results.

Also, eliminate the $665 gain on previously held equity in Micronet because it was directly related to the transaction, but has no continuing impact.

Note F

To record $1,465 of amortization of the fair value of internally developed technology with a useful life of 6 years, a customer database with a useful life of 5 years, plus tradenames and trademarks with a useful life of 5 years. This was offset by $63 of historical intangible asset amortization.

Furthermore, to record an income tax benefit related to the amortization of intangible assets.

Also, the weighted average shares outstanding were incremented by the1,650,000 shares granted to transaction advisors and the former MICT CEO. Additionally, the weighted average shares outstanding increased by 300,000 due to the shares granted to the non-executive directors.

Also, to eliminate $374 of GFHI non-recurring merger expenses.

Note G	No adjustments.

Note H	The shares outstanding were incremented by 44,545,453 shares as detailed in balance sheet Note H.

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Unaudited Pro Forma Condensed Combined Statement of Operations - For The Year Ended December 31, 2019

Note A	Derived from the audited consolidated financial statements of MICT, Inc. for the period ended December 31, 2019, as previously filed with the SEC.

Note B	Derived from the audited consolidated financial statements of Micronet for the year ended December 31, 2019 prepared in accordance with IFRS, and included elsewhere in this Current Report on Form 8-K, adjusted to conform with U.S. GAAP. The average exchange rate used to translate NIS to USD for the year ended December 31, 2019 was the rate of 0.2806 as set out in the table below.

NIS to USD Translation:

	Twelve Months Ended December 31, 2019					(b)
	Micronet	EXCHANGE	Micronet	(a)	Micronet	Removal of Control	Final
	IFRS	RATE	(IFRS)	GAAP	(U.S. GAAP)	Period	Micronet
	(NIS 000)	0.2806	($000)	Adjustments	($000)	($000)	($000)
Revenue
Revenues	31,177		$8,747	$-	$8,747	$(477)	$8,270
Cost of revenues	(26,271)		(7,370)	6	(7,364)	846	(6,518)
Research and development	(5,584)		(1,567)	(42)	(1,609)	255	(1,354)
Sales and marketing	(4,557)		(1,279)	(1)	(1,280)	198	(1,082)
General and administrative	(5,118)		(1,436)	(135)	(1,571)	227	(1,344)
Net operating loss	(10,353)		(2,905)	(172)	(3,077)	1,049	(2,028)
			-
Finance costs	(517)		(145)	34	(111)	55	(56)
Other income	42		12	-	12	-	12
Loss before income tax	(10,828)		(3,038)	(138)	(3,176)	1,104	(2,072)
Income tax benefit (provision)	(244)		(68)	-	(68)	-	(68)
Net loss from continuing operations	(11,072)		$(3,106)	$(138)	$(3,244)	$1,104	$(2,140)

a)	The Company recorded a decrease in cost of revenues of $6, offset by a net increase of $178 of operating expenses and $34 of finance costs related to depreciation, interest, bad debt and rent expense adjustments.

b)	These adjustments represent the elimination of Micronet’s operating results for the period from January 1, 2019 to February 24, 2019 (“the Control Period”) during which time Micronet was consolidated into MICT.

Note C	Derived from the audited financial statements of GFHI for the year ended December 31, 2019, which are included elsewhere in this Current Report on Form 8-K.

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Pro Forma Adjustments:

Note D	No adjustments.

Note E

To record $411 of amortization related to internally developed technology of $1,580,000 with a useful life of 5 years, customer relationships of $410,000 with a useful life of 6 years plus tradenames and trademarks of $270,000 with a useful life of 10 years. Also, to eliminate the historical intangible asset amortization of $137.

Additionally, we offset $795 consisting of $608 of previously recognized MICT share in Micronet’s losses and $187 related to the impairment of MICT’s equity method investment in Micronet LTD. Also, we offset $299 of gains previously recorded related to the deconsolidation of Micronet on February 24, 2019. Finally, we offset $94 of previously recorded finance costs related to the impact of the impairment of MICT’s loan to Micronet.

Note F

To record $2,931 of amortization of the fair value of internally developed technology with a useful life of 6 years, a customer database with a useful life of 5 years, plus tradenames and trademarks with a useful life of 5 years.

Furthermore, to record an income tax benefit related to the amortization of intangible assets.

Also, the weighted average shares outstanding were incremented by 1,650,000 shares granted to transaction advisors and the former MICT CEO.

Additionally, the weighted average shares outstanding increased by 150,000 shares due to the immediately vested shares granted to the non-executive directors and by 75,000 shares due to the 150,000 shares granted to the non-executive directors which vested after six months.

Note G	No adjustments.

Note H	The shares outstanding were incremented by 44,545,453 shares as detailed in balance sheet Note H.

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